UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2018

CIVITAS SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36623 (Commission File Number)	65-1309110 (IRS Employer Identification No.)

313 Congress Street, 6th Floor

Boston, Massachusetts 02210

(Address of Principal executive offices, including Zip Code)

(617) 790-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On December 18, 2018, Civitas Solutions, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Celtic Intermediate Corp., a Delaware corporation (“Parent”), Celtic Tier II Corp., a Delaware corporation (“Merger Sub”), and the Company, providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

Merger Consideration. As a result of the Merger, each share of common stock, par value $0.01 per share, of the Company (a “Company Common Stock”), outstanding as of immediately prior to the issuance of the effective time of the Merger (the “Effective Time”) (other than Company Common Stock held by the Company as treasury shares, owned by Parent or Merger Sub or any of their or the Company’s subsidiaries or and held by any holders who have properly exercised appraisal rights in compliance with Delaware law) will automatically be canceled, extinguished and converted into the right to receive cash in an amount equal to $17.75, without interest thereon (the “Per Share Price”).

Treatment of Company Awards. The Merger Agreement provides that, at the Effective Time, each option for a share of Company Common Stock (an “Option”), whether vested or unvested, will be cancelled and converted into and will become a right to receive an amount in cash, without interest, equal to (1) the amount of the Per Share Price (less the exercise price per share attributable to such Option); multiplied by (2) the total number of shares of Company Common Stock issuable upon exercise in full of such Option. The consideration for Options granted prior to December 7, 2018 will be payable on the Closing Date and the consideration for Options granted on or after December 7, 2018 will vest and be payable at the same time as such Option would have vested pursuant to its terms.

Each time-based restricted stock unit (a “TRSU”), whether vested or unvested, will be cancelled and will become a right to receive an amount in cash, without interest, equal to (1) the amount of the Per Share Price multiplied by (2) the total number of shares of Company Common Stock subject to such TRSU. For each TRSU granted prior to December 7, 2018, 50% of the consideration for such TRSU will be payable on the Closing Date and the remaining 50% will generally vest and be payable in accordance with the terms of the TRSU, subject to the holder’s continued service with Parent or an Affiliate of Parent (including the Surviving Corporation or its Subsidiary) through the applicable vesting dates (or, if earlier than the applicable vesting dates, the amounts will generally be paid in two equal installments on the first and second anniversaries of the Closing Date). For each TRSU granted on or after December 7, 2018, the consideration for such TRSU will, subject to the holder’s continued service with Parent or an Affiliate of Parent (including the Surviving Corporation or its Subsidiary) through the applicable vesting dates, vest and be payable in accordance with the terms of the TRSU, with no less than 50% vesting and payable on the first anniversary of the Closing Date and any remaining unvested portion vesting and payable on the second anniversary of the Closing Date.

At the Effective Time (i) certain performance-based restricted stock units (“PSUs”) outstanding immediately prior to the Effective Time, whether vested or unvested, will be cancelled for no consideration, (ii) PSUs granted on December 8, 2017 or March 9, 2018 outstanding immediately prior to the Effective Time, whether vested or unvested, will be cancelled and will become a right to receive an amount in cash, without interest, equal to (x) the amount of the Per Share Price; multiplied by (y) the total number of shares of Company Common Stock subject to such PSU, with any performance-based vesting conditions deemed achieved based on actual performance during the applicable performance period, which shall be shortened to end on the date immediately prior to the Closing Date, and which amount will be paid on the Closing Date, and (iii) PSUs granted on or after December 7, 2018 outstanding immediately prior to the Effective Time, whether vested or unvested, will be cancelled and will become a right to receive an amount in cash, without interest, equal to (x) the amount of the Per Share Price; multiplied by (y) the total number of shares of Company Common Stock subject to such PSU, with any performance-based vesting conditions deemed achieved at target. The consideration in respect of PSUs granted on or after December 7, 2018 will be subject to the same payment terms, conditions and schedule as for the RSUs granted on or after December 7, 2018 (as described in the immediately preceding paragraph).

Board Recommendation. In connection with the approval of the Merger Agreement, the Company’s Board of Directors (the “Board”) unanimously resolved to recommend that the Company’s stockholders adopt the Merger Agreement in accordance with the General Corporation Law of the State of Delaware.

No Solicitation; Change of Board Recommendation. Under the Merger Agreement, the Company and its representatives are subject to a customary non-solicitation provision whereby they are prohibited from soliciting any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal, subject to a customary “fiduciary out” provision that allows the Company, under certain circumstances and in compliance with certain obligations, to provide non-public information and engage in discussions and negotiations with respect to an acquisition proposal that would reasonably be expected to lead to a Superior Proposal. The Board is generally prohibited from withholding, withdrawing, qualifying, amending or modifying its recommendation for the Merger, with certain exceptions, including upon compliance with the terms and conditions of the Merger Agreement, prior to the receipt of the stockholder approval of the adoption of the Merger Agreement, the Board may change its recommendation in favor of the adoption of the Merger Agreement and, in the case of a Superior Proposal, terminate the Merger Agreement to enter into an acquisition agreement to enter into a transaction that is the subject of a Superior Proposal.

Representations, Warranties and Covenants. The Company and Parent have each made customary representations and warranties in the Merger Agreement. The Company has agreed to customary covenants in the Merger Agreement, including, among others, covenants to (1) use its reasonable best efforts to conduct its business and operations in the ordinary course of business consistent with past practice between the date of execution and delivery of the Merger Agreement and the Effective Time, and (2) not to engage in certain types of actions related to the operation of its business during this period without Parent’s consent. The Company and Parent each agreed to use reasonable best efforts to take all actions as are necessary to consummate the Merger. Parent agreed to use reasonable best efforts to obtain the debt financing contemplated by debt commitment letters delivered to the Company in connection with the execution and delivery of the Merger Agreement, and the Company agreed to take actions to cooperate with such efforts.

Closing Conditions. The consummation of the Merger is subject to certain customary conditions, including, but not limited to, (1) receipt of the vote in favor of the adoption of the Merger Agreement by a the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the Merger Agreement; (2) expiration of waiting periods (and any extensions thereof), if any, applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (3) the absence of a Company Material Adverse Effect and (4) the absence of any law or order prohibiting, making illegal or enjoining the Merger.

Termination; Termination Fees. The Merger Agreement contains certain termination rights, including the right of the Company to terminate the Merger Agreement to accept a Superior Proposal, subject to specified conditions and limitations, and the right of either party to terminate the Merger Agreement if the Merger is not consummated by May 17, 2019. Upon termination of the Merger Agreement by the Company or Parent upon specified conditions, the Company will be required to pay Parent a termination fee of $20,000,000, and upon termination of the Merger Agreement by the Company or Parent under other specified conditions, Parent will be required to pay the Company a termination fee of $40,000,000.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, which is incorporated herein by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in the confidential Company Disclosure Letter provided by the Company to Parent in connection with the signing of the Merger Agreement. The confidential Company Disclosure Letter delivered in connection with the execution of the Merger Agreement contains information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the Company and Parent rather than establishing matters as facts. In addition, investors are not third party beneficiaries under the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about the Company.

Voting Agreement

In connection with entering into the Merger Agreement, Parent and certain Company stockholders entered into a Voting Agreement, dated as of December 18, 2018 (the “Voting Agreement”), pursuant to which such stockholders have committed to vote their Company Common Stock in favor of, and take certain other actions in furtherance of, the transactions contemplated by the Merger Agreement, including the Merger. The Voting Agreement will terminate upon the earliest to occur of (1) the Effective Time (2) the termination of the Merger Agreement in accordance with its terms, (3) an agreement to terminate the Voting Agreement, or (4) a change of recommendation by the Board pursuant to the Merger Agreement.

The foregoing description of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Voting Agreement, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Important Information For Investors And Shareholders

Important Information and Where to Find it

The proposed acquisition of the Company by Parent and Merger Sub will be submitted to the stockholders of the Company for their consideration. In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (“SEC”) a proxy statement with respect to a special meeting of the Company’s stockholders to approve the proposed transaction. The definitive proxy statement will be mailed to the Company stockholders. The Company also plans to file other documents with the SEC regarding the proposed transaction. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about the Company, Parent and Merger Sub, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://civitas-solutions.com or by contacting the Company’s Legal Department at CorporateSecretary@TheMentorNetwork.com.

Certain Information Regarding Participants

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended September 30, 2018, which was filed with the SEC on December 13, 2018, and in its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on January 26, 2018. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, in the proposed transaction will be contained in the proxy statement for the special meeting and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the transaction and the ability to consummate the transaction. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) conditions to the closing of the transaction may not be satisfied and required regulatory approvals may not be obtained; (2) the transaction may involve unexpected costs, liabilities or delays; (3) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (4) the outcome of any legal proceedings related to the transaction; (5) the Company may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (7) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; (8) the failure to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; and (9) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. If the transaction is consummated, the Company’s stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended September 30, 2018, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.

Item 9.01.	Financial Statements and Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of December 18, 2018, by and among Civitas Solutions Inc., Celtic Intermediate Corp., and Celtic Tier II Corp.

10.1	Voting Agreement, dated as of December 18, 2018, by and among Celtic Intermediate Corp. and certain stockholders of Civitas Solutions, Inc.

*    Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVITAS SOLUTIONS, INC.

Date: December 19, 2018	/s/ Bruce F. Nardella
Name: Bruce F. Nardella Title: President and Chief Executive Officer